SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 1, 2011
Orbitz Worldwide, Inc.

(Exact Name of Registrant as Specified in its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

1-33599	20-5337455

(Commission File Number)	(I.R.S. Employer Identification No.)

500 W. Madison Street, Suite 1000, Chicago, Illinois	60661

(Address of Principal Executive Offices)	(Zip Code)
(312) 894-5000

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
     On February 1, 2011, Orbitz Worldwide, LLC, a subsidiary of Orbitz Worldwide, Inc. (the “Company”), and ITA Software, Inc. (“ITA”) entered into a Letter Agreement (the “Letter Agreement”) concerning the use of ITA’s air fare search solution, QPX. Under this agreement, the parties have agreed to modified terms concerning the Company’s use of QPX for the Orbitz.com and Cheaptickets.com websites, for the full year ending December 31, 2011 under the Software License Agreement, dated as of July 23, 2007, between Orbitz Worldwide, LLC and ITA (previously filed as Exhibit 10.8 to the Company’s Current Report on Form 8-K/A filed on February 27, 2008), which expires on December 31, 2011. The Letter Agreement also provides the Company with continued use of QPX for the Orbitz.com and Cheaptickets.com websites, commencing January 1, 2012 and continuing until December 31, 2015. The Company will pay ITA a minimum annual license fee and an annual maintenance fee for this use. The Company will be entitled to create a threshold number of passenger name records (PNRs) per year resulting from QPX air search results, and the Company will pay ITA a per-PNR fee to create PNRs above this annual threshold amount. ITA will provide the Company with access to the most up-to-date functionality related to QPX that ITA makes generally available to all of its customers.

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits.
     Exhibit No.
99.1	Press Release, dated February 7, 2011.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORBITZ WORLDWIDE, INC.
February 7, 2011	By:	/s/ James P. Shaughnessy
		Name:	James P. Shaughnessy
		Title:	Senior Vice President, Chief Administrative Officer and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated February 7, 2011.

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